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            CTS CORPORATION                                           PROXY
905 West Boulevard North, Elkhart, Indiana 46514
                                                       This Proxy is Solicited on Behalf of
                                                       the Board of Directors

     1998 Annual Meeting of Shareholders                    The undersigned, having received the
                                                       Notice of Annual Meeting of Shareholders
                                                       and the Proxy Statement hereby appoints
                                                       Joseph P. Walker and Jeannine M. Davis as
                                                       proxies, each with the power to appoint his
                                                       or her substitute, and hereby authorizes them
                                                       to represent and to vote, as designated
                                                       below, all of the shares of Common Stock of
                                                       CTS Corporation held of record by the under-
                                                       signed on March 6, 1998, at the Annual
                                                       Meeting of Shareholders originally convened
                                                       on April 24, 1998 and at any adjournment
                                                       thereof.

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1.   ELECTION OF DIRECTORS     FOR ALL nominees listed below    WITHHOLD AUTHORITY
                                                                to vote for all nominees listed below
                               FOR SOME of the nominees listed
                               below (See INSTRUCTION)

     L. J. Ciancia, P. J. Dorme, G. H. Frieling, Jr., A. Lozyniak, R. A. Profusek, J. P. Walker

     INSTRUCTION:  To withhold authority to vote on any individual nominee, write that nominee's name in the space provided below.  This proxy will be voted for all nominees listed above except:

     _______________________________________________________________________________________
     If not otherwise marked, this Proxy will be voted for the election of all nominees.


2.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
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Signature______________________________

Signature______________________________
If Held Jointly

Dated______________________________,1998


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.